UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2005

SHOE PAVILION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23669	94-3289691
(Commission File Number)	(IRS Employer Identification No.)

1380 Fitzgerald Drive Pinole, California	94564
(Address of Principal Executive Offices)	(Zip Code)

(510) 222-4405

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 3, 2005, Shoe Pavilion, Inc. (the “Company”) entered into a Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 (the “Purchase Agreement”), with an institutional investor, Magnetar Capital Master Fund, Ltd. (the “Investor”), under which the Company issued and sold to the Investor in a private placement 3,000 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase up to 25% of the number of shares of the Company’s common stock issuable upon conversion of the Preferred Stock (the “Warrants”), for a purchase price of $3.0 million.

The terms of the Preferred Stock are set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, which is filed herewith as Exhibit 3.1. The Preferred Stock is non-voting and does not bear a stated dividend; however, if the Company pays or declares a dividend or makes a distribution on any securities of the Company, it will be required to pay a proportional amount to the holders of the Preferred Stock. The Preferred Stock carries a liquidation preference in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company in an amount equal to $1,000 per share, which is the stated value of the Preferred Stock, plus any accrued and unpaid dividends and any other fees or liquidated damages that may be owing on the Preferred Stock.

The shares of Preferred Stock are convertible at the option of the Investor into an aggregate of 571,428 shares of common stock at a conversion price of $5.25 per share. The closing price of the Company common stock on September 30, 2005, the last trading day preceding this financing, was $4.70 per share. The conversion price is subject to adjustment, including full ratchet price anti-dilution in the event the Company issues securities, other than “exempt securities” as defined in the transaction documents, at a price below the conversion price then in effect. The Investor has contractually agreed to restrict its ability to convert the Preferred Stock and to exercise the Warrants and to receive shares of the Company’s common stock upon such conversion or exercise, as the case may be. Without stockholder approval, the Investor is not entitled to convert Preferred Stock and/or exercise Warrants such that the number of shares of common stock so converted and/or exercised would exceed 19.999% of the issued and outstanding shares of the Company’s common stock on September 30, 2005.

The Company has the right to force conversion of the outstanding Preferred Stock if the volume weighted average price (“VWAP”) of the Company’s common stock exceeds 120% of the then-effective conversion price for 20 consecutive trading days and the average daily trading volume for the 20-day period exceeds 50,000 shares; provided, however, that the Company may not force conversion nor can the Investor voluntarily convert Preferred Stock in an amount that would result in the Investor and its affiliates beneficially owning more than 4.99% of the outstanding common stock on the conversion date. The Company may also force conversion of all of the outstanding Preferred Stock if it consummates a public offering raising gross proceeds of at least $10,000,000.

The Warrants, the form of which is filed herewith as Exhibit 4.1, entitle the Investor to purchase up to 142,857 shares of common stock. Of this total, 71,429 Warrants (the “A Warrants”) are exercisable at $8.00 per share and 71,428 Warrants (the “B Warrants”) are exercisable at $11.00 per share. Both Warrants expire on October 3, 2008. Both Warrants contain price anti-dilution features that provide for a ratchet adjustment of the exercise price and a corresponding increase in the number of shares issuable upon exercise of the Warrants in the event the Company grants any rights, options, warrants or other instrument (other than “Exempt Issuances” as defined in the transaction documents and any issuance of common stock, preferred stock, convertible notes or convertible debentures that are paid in full in cash upon the issuance thereof) at a price less than the respective exercise prices of the A Warrants and the B Warrants. The Warrants also contain a limited cashless exercise right. As with the Preferred Stock, the Investor has contractually agreed that, without stockholder approval, it cannot exercise Warrants to the extent that the Investor and its affiliates would own in the aggregate from the conversion of the Preferred Stock and the exercise of the Warrants more than 19.999% of the outstanding shares as of September 30, 2005. In addition, at any given time, the Investor may not beneficially own more than 4.99% of the outstanding common stock.

In connection with the private placement, the Company also entered into a Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2, with the Investor pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission within 30 days of the closing of this transaction a registration statement covering the resale of shares Common Stock that are issuable upon conversion of the Preferred Stock and upon exercise of the Warrants.

Wedbush Morgan Securities Inc. acted as sole placement agent in connection with this transaction. In that capacity, Wedbush Morgan received a fee equal to 4% of the gross proceeds received from the Investor.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the securities and agreements which are attached hereto as exhibits.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 3, 2005, the Company issued 3,000 shares of Series A Convertible Preferred Stock, 71,429 three-year A Warrants and 71,428 three-year B Warrants to one institutional investor. The securities issued to the Investor were issued in reliance upon the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock(1)

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated October 3, 2005 between the Registrant and Magnetar Capital Master Fund, Ltd.

10.2	Registration Rights Agreement dated October 3, 2005 between the Registrant and Magnetar Capital Master Fund, Ltd.

(1)	Incorporated by reference to Exhibit 3.1, filed as an exhibit to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHOE PAVILION, INC.

By:	/s/ John D. Hellmann
Vice President and Chief Financial Officer

Date: October 4, 2005